CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Experts", in the combined Proxy Statement of Pioneer Europe Select Fund and Prospectus for Class A, Class B and Class C shares of Pioneer Europe Fund (the "Combined Proxy Statement and Prospectus"), and to the incorporation by reference of our reports, dated October 1, 2004 and December 10, 2004, on the financial statements and financial highlights of Pioneer Europe Select Fund and Pioneer Europe Fund, respectively, for the years ended August 31, 2004 and October 31, 2004, respectively, into this Registration Statement on Form N-14 of Pioneer Europe Fund (Pre-effective Amendment No. 1). We further consent to the reference to us under the heading "Representations and Warranties" (paragraph 5.1(f)) in the Agreement and Plan of Reorganization, with respect to our audit of the statement of assets and liabilities of Pioneer Europe Fund, included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in Pioneer Europe Select Fund's and Pioneer Europe Fund's (the "Funds") Statements of Additional Information, and to the incorporation by reference therein of our reports, dated October 1, 2004 and December 10, 2004, on each of the Fund's financial statements and financial highlights for their respective years ended August 31, 2004 and October 31, 2004, included in the Annual Reports to the Shareowners, into Post-Effective Amendment No. 6 to Pioneer Europe Select Fund's Registration Statement (Form N-1A, File Nos. 333-45136 and 811-10111), as filed with the Securities and Exchange Commission on December 6, 2004 (Accession No. 0001016964-04-000482), and Post-Effective Amendment No. 20 to Pioneer Europe Fund's Registration Statement (Form N-1A, File Nos. 33-36265 and 811-06151), as filed with the Securities and Exchange Commission on February 25, 2005 (Accession No. 0001016964-05-000080), which are incorporated by reference into the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of Pioneer Europe Fund (Pre-effective Amendment No. 1).

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 6, 2005